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                                                                    Exhibit 15.1

(DELOITTE LOGO)


                                                   Deloitte & Touche LLP
                                                   2800 - 1055 Dunsmuir Street
                                                   4 Bentall Centre
                                                   P.O. Box 49279
                                                   Vancouver BC V7X 1P4
                                                   Canada

                                                   Tel: 604-669-4466
                                                   Fax: 604-685-0395
                                                   www.deloitte.ca





October 29, 2004


QLT Inc.
887 Great Northern Way
Vancouver, BC V5T 4T5
Canada


Dear Sirs:

Pursuant solely to Canadian reporting standards, we have provided our Compilation Report relating to the unaudited pro forma condensed consolidated balance sheet of QLT Inc. as at June 30, 2004, and the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2004 and for the year ended December 31, 2003 and our comments for United States readers on differences between Canadian and United States reporting standards, both dated October 29, 2004.

We are aware that our report referred to above, is incorporated by reference in Registration Statement No. 333-117342 on Form S-4, Registration Statement No. 333-110306 on Form S-3, and Registration Statements No. 333-2488, 333-12422 and 333-100070 respectively, on Form S-8.

We also are aware that the aforementioned report, is not considered a "report" or a "part" of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

Yours truly,


/s/ Deloitte & Touche LLP
Vancouver, Canada




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